Exhibit 10.4

STIRLING HOTELS & RESORTS, INC.

INDEPENDENT Director Compensation Plan

1.	Purpose of This Plan. Stirling Hotels & Resorts, Inc., a Maryland corporation (the “Company”), establishes this Independent Director Compensation Plan (the “Plan”) to attract and retain highly qualified individuals to serve on the Company’s Board of Directors by providing them with competitive compensation, which may consist, in part, of an equity interest in the Company or Stirling REIT OP, LP, a Delaware limited partnership and consolidated subsidiary of the Company (the “Operating Partnership”). Allowing Independent Directors to receive a portion of their remuneration in equity awards in the Company (or the Operating Partnership) provides them with a personal financial stake in the success of the Company and the value of its stock in order to align their interests with those of the Company’s general stockholders. The terms of this Plan apply to all of the Company’s active Independent Directors.

2.	Definitions. The following terms shall be defined for purposes of the Plan as set forth below:

“Award” means a grant of Restricted Securities to a Participant pursuant to Section 5(b) or 5(c).

“Annual Retainer” means the regular annual retainer as determined periodically by the Board payable by the Company to a Participant for service as a director on an annualized basis, in accordance with Section 3.

“Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to any Equity Retainer Payment grants pursuant to this Plan.

“Board” means the Board of Directors of the Company.

“Cash Retainer Payment” refers to that portion of the Annual Retainer paid to a Participant in cash, in accordance with Section 4.

“Change in Control,” with respect to an award of Equity Retainer Payments, means:

(a) One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) who owns more than 50% of the total fair market value or total voting power of the Company’s stock acquires additional stock;

(b) With the exception of any Person who is designated an Excepted Holder (as that term is defined in the Charter) during the initial twelve months of the private offering of the Company, one Person (or more than one Person acting as a group) acquires (or has acquired after the date hereof and during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company; provided that shares subject to a voting agreement requiring neutral voting with respect to the election of directors shall not be considered to possess “voting power”;

(c) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d) One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Company” means Stirling Hotels & Resorts, Inc.

“Disability” means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

“Effective Date” has the meaning set forth in Section 10.

“Equity Retainer Payments” means that portion of the Annual Retainer paid in the form of one or more Awards, in accordance with Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form 10 Effective Date” means the date that the Company’s registration statement on Form 10 is effective.

“Grant Date” means, (i) with respect to an Award granted pursuant to Section 5(b), the Form 10 Effective Date, and (ii) with respect to an Award granted pursuant to Section 5(c), the date of the annual meeting of shareholders at which the Participant is appointed or elected for the next Board term following the Form 10 Effective Date.

“Independent Director” shall have the meaning set forth in the Charter.

“LTIP Unit” means an LTIP Unit as defined in the Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Award Agreement and the partnership agreement.

“Participant” means, as of the Effective Date and thereafter for so long as the Plan remains in effect, an individual who serves on the Board as an Independent Director. An individual who ceases to serve on the Board or no longer qualifies as an Independent Director ceases to be a Participant under this Plan.

“Partnership” means Stirling REIT OP, LP

“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

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“Plan” means this Independent Director Compensation Plan, as it may be amended from time to time.

“Restricted Securities” means Shares, Units or LTIP Units granted to a Participant under Section 5 that are subject to the restrictions and terms of the Plan and the applicable Award Agreement.

“Section 409A” means section 409A of the Code and the regulations promulgated thereunder, as may be amended from time to time, or any successor rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a Class I share of common stock of the Company.

“Unit” means a Class I Unit as defined in the Partnership’s partnership agreement. A Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Award Agreement and the partnership agreement.

3.	Annual Retainer. Each Participant is eligible to receive an Annual Retainer for his or her period of one-year service on the Board in an amount as determined periodically by the Board. A portion of the Annual Retainer may be payable in the form of an Equity Retainer Payment consisting of a grant of Restricted Securities, in accordance with Section 5 and a portion may be payable in cash, in accordance with Section 4. Cash Retainer Payments will be made pursuant to Section 4 and Equity Retainer Payments will be made pursuant to Section 5. For partial years of service as a Participant, the Board will apply the annual amounts as determined by the Board on a pro rata basis to the extent reasonably practicable, in its discretion. All Equity Retainer Payments will be issued under, and subject to the terms and limitations of, the Plan pursuant to a grant hereunder and an Award Agreement whose terms are consistent with the terms of this Plan.

4.	Cash Retainer Payments. Any Cash Retainer Payments will be paid to Participants on a quarterly basis, in arrears. A Cash Retainer Payment that relates to any period in which the Participant does not perform services for the entire period will be reduced proportionately.

5.	Equity Retainer Payments.

(a)	Shares, Units and LTIP Units Available for Issuance.

(i)	Maximum Number of Shares, Units and LTIP Units Available; Restrictions. Subject to adjustment as provided in this Section 5, the aggregate maximum number of Shares, Units and LTIP Units that will be available for issuance under the Plan will be 500,000.

(ii)	Accounting for Awards. Shares, Units and LTIP Units that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares, Units and LTIP Units remaining available for issuance under the Plan; provided, however, that Shares, Units and LTIP Units forfeited under an Award will automatically again become available for issuance under the Plan and any Shares that are issued on account of any exchange of Units, including LTIP Units, into Shares shall not reduce the number of Shares available for issuance under the Plan.

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(iii)	Adjustments to Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or units, rights offering, extraordinary dividend, or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company or units of the Partnership, the Board shall make such adjustment to outstanding Awards to prevent dilution or enlargement of the rights of Participants.

(b)	Initial Award. On the Grant Date, each Participant will receive an initial Award consisting of a number of Restricted Securities as determined by the Board prior to the Grant Date, which election as to receipt of Shares, Units or LTIP Units shall be made in the sole discretion of the Participant within five business days of the Grant Date having the value set forth in the applicable Award Agreement. The initial Award will be granted pursuant to the terms of the Plan and an Award Agreement between the Participant and the Company.

(c)	Equity Retainer Payments. On the Grant Date each year during the term of the Plan, subject to approval by the Board, the Company may grant to each active Participant an Equity Retainer Payment award under the Plan in respect of all or some portion of the Participant’s Annual Retainer for the year. The Company may grant an interim award to an individual who becomes a Participant during a year, on a pro rata basis based on the period from the date the Participant becomes eligible under the Plan through the next Grant Date, unless the Board decides to provide such new Participant with an alternative form of compensation of substantially equivalent value (as determined by the Board). The annual Award granted under this Section 5(c) will consist of that number of Restricted Securities, which election as to Shares, Units or LTIP Units shall be made in the sole discretion of the Participant within five business days of the Grant Date, as determined by the Board and as set forth in the applicable Award Agreement.

(d)	Vesting of Awards.

(i)	Vesting. Except as otherwise provided in an applicable Award Agreement, any Restricted Securities granted pursuant to Section 5(b) or 5(c) will vest on the first anniversary of the Grant Date if the recipient remains a Participant under the Plan through such date.

(ii)	Accelerated Vesting.

(A)	If the recipient ceases to be a Participant under this Plan before the scheduled vesting date due to the recipient’s death or Disability or for “good reason” as determined by the Board in its discretion, then the unvested portion of the recipient’s Award shall immediately vest on the date the recipient ceases to be a Participant under this Plan.

(B)	Without limiting the authority of the Board under Section 5(a)(iii), if a Change in Control occurs, then, if approved by the Board in its sole discretion either in an applicable Award Agreement at the time of grant or at any time after the grant of an Award, the unvested portion (if any) of all outstanding Awards shall immediately vest and become nonforfeitable. All other Awards will terminate and be forfeited upon the Change in Control.

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(iii)	Forfeiture. An individual who ceases to be a Participant under this Plan for any reason other than for good reason as determined by the Board in its discretion automatically forfeits all Restricted Securities granted pursuant to Section 5(b) or 5(c) that remain unvested at such time (subject to any accelerated vesting under Section 5(d)(ii) or an applicable Award Agreement), and such forfeited securities shall automatically be re-conveyed to the Company. Any rights or interest of such former Participants in such forfeited Restricted Securities shall be automatically cancelled and terminated and be of no further force and effect.

(iv)	Clawback/Recovery. Restricted Securities granted pursuant to Section 5(b) or 5(c) (and any compensation paid or Restricted Securities issued under this Plan) will be subject to recoupment in accordance with any clawback policy that the Company may be required to adopt if Shares are listed on an established stock exchange or a national market system or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

(e)	Shareholder Rights. Except as provided in Sections 5(f), 5(g) and 5(i) or in an applicable Award Agreement and except as provided in Section 11.3 of the Charter, a Participant will have full voting and dividend rights as a shareholder or unitholder, as applicable, with respect to the Restricted Securities granted pursuant to Section 5(b) or 5(c).

(f)	Dividends and Distributions. Unless the Board determines otherwise in its sole discretion (either in an applicable Award Agreement evidencing the Award at the time of grant or at any time after the grant of the Award), any dividends or distributions (other than regular monthly cash dividends) paid with respect to unvested shares or units of Restricted Securities will be subject to the same restrictions as the shares of Restricted Securities to which such dividends or distributions relate. The Board will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

(g)	Enforcement of Restrictions. To enforce the restrictions referred to herein and in any applicable Award Agreement, the Board may place a legend on the stock certificates (if any) referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in an uncertificated book-entry stock account with the Company’s transfer agent.

(h)	Settlement of Awards. If and when the shares of Restricted Securities granted pursuant to Section 5(b) or 5(c) vest in accordance with Section 5(d), the Company will deliver Shares, Units or LTIP Units, as applicable, free of restriction to the Participant by (i) delivering to the Participant evidence of book entry Shares, Units or LTIP Units, as applicable, credited to the account of the Participant, or (ii) delivering such Shares, Units or LTIP Units, as applicable, to the Participant in certificate form.

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(i)	Restrictions on Transfer.

(i)	Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by Section 5(i)(ii) or as otherwise provided in any applicable Award Agreement, no right or interest of any Participant in shares/units of Restricted Securities prior to vesting of such Restricted Securities will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(ii)	A Participant will be entitled to designate a beneficiary to receive shares/units of Restricted Securities upon such Participant’s death, and in the event of such Participant’s death, settlement of any Restricted Securities will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Securities will be made to the Participant’s estate. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the estate of the beneficiary.

(j)	Securities Laws and Other Restrictions. Notwithstanding any other provision of the Plan or any Award Agreement, a Participant may not sell, assign, transfer or otherwise dispose of Shares, Units or LTIP Units, as applicable, issued pursuant to Awards granted under the Plan, unless (i) there is in effect with respect to such securities a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale, or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the securities, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

6.	Expense Reimbursement. The Company will reimburse Participants for reasonable out-of-pocket expenses they incur to attend meetings or other Company functions in connection with their service on the Board. To the extent such reimbursements are subject to Section 409A, (a) the amount of expenses eligible for reimbursement during any one calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year; (b) reimbursements will be made no later than December 31 of the year following the year in which the expense is incurred; and (c) no right to reimbursement hereunder shall be subject to liquidation or exchange for another benefit.

7.	Meeting Fees. Unless otherwise determined by the Board, Participants will not be entitled to any additional remuneration in the form of fees for attending a meeting of the Board or a committee of the Board.

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8.	Administration of the Plan. The Board shall have full authority to administer the Plan and to interpret and construe the Plan in accordance with its terms. The Board is authorized to adopt such rules, regulations, forms and guidelines for administering the Plan, and delegate such Plan administrative responsibilities, in each case, as it deems necessary or appropriate. Without limiting the foregoing, all Participant elections under the Plan must be submitted in such form and are subject to such procedures as may be authorized by the Board, from time to time, which procedures and forms may incorporate limitations, restrictions, and conditions the Board deems to be necessary or appropriate. All actions of the Board shall be final, conclusive and binding upon all persons to the fullest extent permitted under applicable law. The Board may rely upon any information furnished by the Company, its accountants and other advisors in its administration of the Plan. No individual serving on the Board will have personal liability by reason of any actions or omissions made in good faith and in furtherance of the Board’s administration of the Plan.

9.	Amendment and Termination. The Board may amend, suspend or discontinue the Plan at any time; provided that (a) no such amendment, suspension or termination shall impair the right of a Participant with respect to earned and vested benefits under the Plan without his or her written consent, and (b) to the extent that approval by the Company’s shareholders is required for any modification, no such modification shall be effective without such approval. Nothing in this Section serves to restrict or impair the Board’s ability at any time to exercise its discretionary authority in the administration of the Plan.

10.	Effective Date and Term of Plan. The Effective Date of the Plan is November 27, 2023 (the date as of which this Plan is adopted by the Board), and the Plan shall continue in effect until terminated or replaced by the Board.

11.	Miscellaneous Provisions.

(a)	Transferability. No right under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.

(b)	No Right to Continued Service. Nothing contained in the Plan confers to any Participant any right to continue a service relationship with the Company or its affiliates or interferes in any way with the right of the Company or its affiliates at any time to terminate such service relationship in accordance with applicable law.

(c)	Section 409A. It is intended that this Plan and all payments made hereunder will be exempt from Section 409A, and the Plan shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of the Plan or payment arrangement hereunder is not exempt from, and would fail to comply with the applicable requirements of, Section 409A, the Board may, in its sole discretion and without requiring any Participant’s consent, make such modifications to the extent it determines necessary or advisable to comply with the requirements of Section 409A; provided that the Company shall in no event be obligated to pay any interest, compensation, or penalties in respect of any such modifications. Nothing in this Section shall be construed as a guarantee of any particular tax effect for the payments made hereunder, and the Company does not guarantee that any compensation provided under this Plan will be exempt from or satisfy the provisions of Section 409A.

(d)	Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of Maryland without regard to its conflict of law principles.

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